Exhibit 1.1

ALEXZA PHARMACEUTICALS, INC.
(a Delaware corporation)
6,000,000 Shares of Common Stock
PURCHASE AGREEMENT
Dated: April 26, 2007

ALEXZA PHARMACEUTICALS, INC.
(a Delaware corporation)
6,000,000 Shares of Common Stock
(Par Value, $.0001 Per Share)
PURCHASE AGREEMENT
April 26, 2007
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated,
Morgan Stanley & Co. Incorporated,
Pacific Growth Equities, LLC and
RBC Capital Markets Corporation
 as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
4 World Financial Center
New York, New York 10080
and
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Morgan Stanley, Pacific Growth Equities, LLC and RBC Capital Markets Corporation are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $.0001 per share, of the Company (“Common Stock”) set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 900,000 additional shares of Common Stock to cover overallotments, if any. The aforesaid 6,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 900,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”
     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-141739), including the related preliminary prospectus or prospectuses, which registration statement became effective on April 16, 2007 under the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
     (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Original Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Original Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 7:00 a.m. (Eastern time) on April 27, 2007 or such other time as agreed upon in writing by the Company, Morgan Stanley and Merrill Lynch.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

     “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Merrill Lynch and Morgan Stanley of certain matters as described in Section 3(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch and Morgan Stanley expressly for use therein.
     Each preliminary prospectus (including the prospectus filed as part of the Original Registration Statement or as part of any amendment thereto) complied when so filed in all material respects with applicable 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     At the time of filing the Original Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time after the Original Registration Statement became effective that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”).
     (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (A) at the time the Original Registration Statement became effective, (B) at the Applicable Time and (C) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (iii) Independent Accountants. Ernst & Young LLP, who certified the financial statements and supporting schedules, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.
     (iv) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.
     (v) Accounting Controls and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, (I) there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure; and such controls and procedures are effective in that information required to be disclosed by the Company in the reports that the Company files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.
     (vi) No Material Adverse Effect in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, (C) there has not been any material change in the capital stock or long-term debt of the Company and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (vii) Payment of Taxes. All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2005 have been settled and no assessment in connection therewith has been made against the Company. The Company has filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
     (viii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (ix) No Subsidiary. The Company has no subsidiaries. The Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.
     (x) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (xi) Authorization of Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and the transactions contemplated hereby have been duly authorized by the Company. This Agreement has been duly authorized, executed and delivered by the Company and upon such execution by the Company (assuming the due authorization, execution and delivery of such agreements by the other parties thereto) this Agreement will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, including specific performance (regardless of whether enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and subject to the limitations on rights to indemnification and contribution under applicable law or equitable principles.

     (xii) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.
     (xiii) Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.
     (xiv) Absence of Labor Dispute. No organized labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
     (xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure

Package or the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.
     (xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
     (xvii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, if required, the Company has obtained the written consent to the use of such data from such sources.
     (xviii) Intellectual Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company owns, possesses or can acquire on reasonable terms all Intellectual Property (as defined below) necessary for the conduct of the business of the Company as now conducted or as described in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted, except to the extent such failure to own, possess or acquire such Intellectual Property would not result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Business-Patents and Proprietary Rights” and “Risk Factors—Litigation or other proceedings or third party claims of intellectual property infringement could require us to spend time and money and could shut down some of our operations,” (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property, and the Company is unaware of any facts which would support any such claim; (iii) the Intellectual Property owned by the Company and, to the knowledge of the Company, the Intellectual Property licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would support any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company has no reason to believe that the conduct of its business conflicts with any such Intellectual Property or proprietary rights of others; and (v) to the Company’s knowledge, no employee of the Company is in or has ever been in violation of any material term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company. The term “Intellectual Property” as used herein means patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property.
     (xix) PTO Applications. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the

PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. To the knowledge of the Company, the Company has complied with the duty of candor and disclosure for the Company Patent Applications pending in countries outside the United States. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority. The Company is not aware of any information not called to the attention of the PTO or similar foreign authority which would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information which would preclude the Company from having clear title to the Company Patent Applications.
     (xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under (i) the 1933 Act or the 1933 Act Regulations or state securities laws, or (ii) the rule and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) and the Nasdaq Global Market.
     (xxi) Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation, as such terms are used in Regulation M promulgated by the Commission and related interpretations, of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xxii) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company as described in the Prospectus, including without limitation, all such registrations, approvals, certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the requirements of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (xxiii) Applicable Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company is and at all times has been in compliance in all material respects with all statutes, rules, regulations or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (ii) the Company has

not received any FDA Form 483, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) the Company possesses all material Authorizations and such material Authorizations are valid and in full force and effect and are not in violation of any term of any such material Authorizations; (iv) the Company has not received notice of any pending or threatened claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations and the Company does not have knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) the Company has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company does not have knowledge that any such Governmental Authority is considering such action; (vi) the Company has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented in all material respects by a subsequent submission); and (vii) the Company has not, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the knowledge of the Company, no Governmental Authority has initiated, conducted or intends to initiate any such notice or action.
     (xxiv) Tests and Preclinical and Clinical Studies. The studies, tests and preclinical and clinical trials conducted by or, to the knowledge of the Company, on behalf of the Company were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder at 21 C.F.R. Parts 50, 54, 56, 58 and 312 (collectively, “FFDCA”). The descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials. Except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company does not have any knowledge of any studies, tests or trials the results of which reasonably call into question the study, test or trial results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development. The Company has not received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.
     (xxv) Health Care Laws. Without limiting the generality of clause (xxiii) above and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its business operations are and at all times have been in compliance in all material respects with Health Care Laws. For purposes of this Agreement, “Health Care Laws” means (A) the federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, (B) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes, (C) the Health Insurance Portability and Accountability Act of 1996 (18 U.S.C. §§669, 1035, 1347 and 1518; 42 U.S.C. §1320d et seq.) and the regulations promulgated thereunder, (D) the Controlled Substances Act (21 U.S.C. §801 et seq.), (E) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder, (F) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. §1395w-101 et seq.) and the regulations promulgated thereunder, (G) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies and (H) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (A) through (H) as may be amended from time to time.
     (xxvi) Title to Property. The Company has good and marketable title to all real property owned by the Company and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, considered as one enterprise, and under which the Company holds properties described in the Prospectus, are in full force and effect, and the Company has not received notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.
     (xxvii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxviii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

     (xxix) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale under the 1933 Act by reason of the filing of the Registration Statement, except for such rights as have been duly waived, or, other than as described in the General Disclosure Package and the Prospectus, otherwise registered by the Company under the 1933 Act. Without limiting the foregoing, the holders of at least a majority of the Registrable Securities (as defined in the Second Amended and Restated Investor Rights Agreement (the “Rights Agreement”), dated as of November 5, 2004, among the Company and the other parties named therein) have duly waived the rights of all holders of Registrable Securities (as defined in the Rights Agreement) to include shares of capital stock of the Company in the Registration Statement and to prior notice of the filing of the Registration Statement and the transactions contemplated thereby.
     (xxx) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications
     (xxxi) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
     (xxxii) Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.
     (xxxiii) NASDAQ Listing. The common stock of the Company is listed on the Nasdaq Global Market under the ticker symbol “ALXA”, and the Company has been in compliance in all material respects with the listing standards thereof at all times since its initial listing thereon. A notification form for the listing of the Securities has been submitted to the Nasdaq Global Market, and no objection to such additional listing, written or oral, has been received by the Company.
     (xxxiv) Insurance. The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company believes to be generally maintained by companies of established repute engaged in the same or similar business and at the same or a similar stage of development, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as described in the Prospectus and at a cost that would not result in a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied.
     (xxxv) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Company has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (xxxvi) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (xxxvii) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 900,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch and Morgan Stanley to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such

Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch and Morgan Stanley, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch and Morgan Stanley in their discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch and Morgan Stanley, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.
     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the

Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or any amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.
     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have such amendment declared effective as soon as practicable and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and Morgan Stanley and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.
     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (i) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the Nasdaq Global Market.
     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch and Morgan Stanley, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company and referred to in the Prospectus. Notwithstanding the foregoing, if (a) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day period; and, in each case, at the end of the 90-day restricted period, (i) the shares of Common Stock are not “actively traded securities” as such term is defined in Regulation M or (ii) any of the Underwriters are not able, in their sole discretion, to publish or distribute research reports concerning the Company or its industry pursuant to Rule 139 of the Securities Act, then the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Merrill Lynch and Morgan Stanley waive, in writing, such extension. The Company shall promptly notify Merrill Lynch and Morgan Stanley of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.
     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.
     (l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the Company’s consent in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters (such fees and disbursements of counsel for the Underwriters not to exceed, when combined with the fees and disbursements of such counsel referred to in (v) above, an aggregate of $20,000) incident to the review by the NASD of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third paragraph of Section 1(a)(i).
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses actually or reasonably expected to be incurred by them, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder that are required to be performed or satisfied by it at or prior to the Closing Time, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B.
     (b) No Material Misstatements or Omissions. The Underwriters shall not have discovered and disclosed to the Company prior to or at the Closing Time that the Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto contains any untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriters, is material or omits to state any fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Cooley Godward Kronish LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.
     (d) Opinion of Special Regulatory Counsel for the Company. At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Hyman, Phelps & McNamara, P.C., special regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto, and to such further effect as counsel to the Underwriters may reasonably request.
     (e) Opinion of Special Intellectual Property Counsel for the Company. At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, special intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto, and to such further effect as counsel to the Underwriters may reasonably request.
     (f) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.
     (g) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, in their respective capacities as such officers, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
     (h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
     (i) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.
     (j) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.
     (k) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (l) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule D hereto.
     (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
     (i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.
     (ii) Opinion of Counsel for Company. The favorable opinions of (1) Cooley Godward Kronish LLP, counsel for the Company, (2) Hyman, Phelps & McNamara, P.C., special regulatory counsel for the Company, and (3) Wilson Sonsini Goodrich & Rosati, Professional Corporation, special intellectual property counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions, respectively, required by Sections 5(b), 5(c) and 5(d) hereof.
     (iii) Opinion of Counsel for Underwriters. The favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.
     (iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.
     (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch and Morgan Stanley), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch and Morgan Stanley expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch and Morgan Stanley expressly for use therein.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and Morgan Stanley, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or act of terrorism or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by Federal, New York or California authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
     (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 101 California St, 17th Floor, San Francisco, CA 94111, attention of Saira Ramasastry Morace, Director and (ii) Morgan Stanley & Co Incorporated, 1585 Broadway, New York, New York 10036, attention of Janet Livingston, Vice President, with a copy to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, attention of William C. Davisson, III, Esq.; and notices to the Company shall be directed to it at Alexza Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303, attention of Thomas B. King, President and Chief Executive Officer, with a copy to Cooley Godward Kronish LLP, 380 Interlocken Crescent, Suite 900, Broomfield, CO 80021, attention of James C.T. Linfield, Esq.
     SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

     SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

ALEXZA PHARMACEUTICALS, INC.

By	/s/ Thomas B. King

Thomas B. King
President and Chief Executive Officer
CONFIRMED AND ACCEPTED,
as of the date first above written:
Accepted as of the date
first set forth above:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
PACIFIC GROWTH EQUITIES, LLC
RBC CAPITAL MARKETS CORPORATION

By: Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated		By: Morgan Stanley & Co. Incorporated

By:	/s/ Saira Ramasastry	By:	/s/ Charles W. Newton IV

Name:	Saira Ramasastry	Name:	Charles W. Newton IV

Title:	Director	Title:	Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Number of
Name of Underwriter	Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,250,000
Morgan Stanley & Co. Incorporated	2,250,000
Pacific Growth Equities, LLC	900,000
RBC Capital Markets Corporation	600,000

Total	6,000,000

Schedule A-1

SCHEDULE B
ALEXZA PHARMACEUTICALS, INC.
6,000,000 Shares of Common Stock
(Par Value $.0001 Per Share)
     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $10.25.
     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $9.635, being an amount equal to the initial public offering price set forth above less $0.615 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Schedule B-1

SCHEDULE C
Issuer General Use Free Writing Prospectuses:

Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated April 26, 2007
Relating to Preliminary Prospectus Supplement dated April 17, 2007
Registration No. 333-141739

Common stock offered by Alexza	6,000,000 shares (excluding option to purchase up to 900,000 additional shares to cover over-allotments)

Public offering price	$10.250 per share

Underwriting discounts and commissions per share	$0.615

Net proceeds to Alexza	We estimate that our net proceeds, before expenses, from the sale of the shares of our common stock in this offering will be approximately $57.8 million, or approximately $66.5 million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discount.

We anticipate that existing cash, cash equivalents and marketable securities, along with interest earned thereon, the net proceeds from this offering, payments expected to be received from Symphony Allegro, proceeds from stock option exercises and purchases under our Employee Stock Purchase Plan, will enable us to maintain our currently planned operations through the middle of 2009.
You should rely only on the information contained in or incorporated by reference into the registration statement (including a prospectus, preliminary prospectus supplement and the documents incorporated by reference therein) filed with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates, and any free writing prospectuses filed with the SEC.
Alexza Pharmaceuticals, Inc. has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement (including the documents incorporated by reference therein), the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Merrill Lynch & Co. toll free at 1-866-500-5408, or Morgan Stanley & Co. Incorporated toll free at 1-866-718-1649, or by requesting them from Merrill Lynch & Co., 4 World Financial Center, 250 Vesey Street, New York, NY 10080, or from Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, NY 10014, Attn: Prospectus Department or by email at prospectus@morganstanley.com.
Any disclaimers or other notices that may appear below or elsewhere within the email related to this communication are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via email.

SCHEDULE D

Directors
Samuel D. Colella
Alan D. Frazier
Ernest Mario, Ph.D.
Deepika R. Pakianathan, Ph.D.
J. Leighton Read, M.D.
Gordon Ringold, Ph.D.
Isaac Stein
Alejandro A. Zaffaroni, M.D
Zaffaroni Partners, L.P
Silveira Irrevocable Trust u/a/d 7/29/87
Alejandro A. Zaffaroni

Officers
Thomas B. King
James V. Cassella, Ph.D.
August J. Moretti
Anthony G. Tebbutt
Jeffrey S. Williams

5% Holders
Entities affiliated with Frazier Healthcare Ventures/ Alan D. Frazier
Frazier Healthcare III, L.P.
Frazier Healthcare IV, L.P.
Frazier Affiliates III, L.P.
Frazier Affiliates IV, L.P.
Entities affiliated with Versant Ventures/Samuel D. Colella
Versant Venture Capital II, L.P.
Versant Affiliates Fund II-A, L.P.
Versant Side Fund II, L.P.
Entities affiliated with Alloy Ventures/J. Leighton Read, M.D.
Alloy Partners 2002, L.P.
Alloy Ventures 2002, L.P.
Entities affiliated with Delphi/Deepika R. Pakainathan, Ph.D.
Delphi Ventures VI, L.P.
Delphi BioInvestments VI, L.P.
Alejandro C. Zaffaroni
Alejandro C. Zaffaroni
Zaffaroni Revocable Trust u/t/d 1/24/86
Alejandro Zaffaroni Retirement Trust FBO M. Lorette Viaud
Alejandro Zaffaroni Retirement Trust FBO Donna Swanson

Schedule D

Exhibit A
Opinion of Cooley Godward Kronish LLP
We are of the opinion that:
     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.
     2. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California.
     3. The authorized capital stock of the Company was as set forth in the Prospectus under the caption “Capitalization” as of the date stated therein.
     4. The Securities have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable.
     5. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or, to our knowledge, rights of first refusal or other similar rights to subscribe for the Securities. Except as set forth in the section captioned “Capitalization” in the Prospectus as of the date stated therein, to our knowledge, there were no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company.
     6. To our knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties by a third party of a character required to be disclosed in the Prospectus that is not disclosed in the Prospectus as required by the 1933 Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus, which is not filed or incorporated by reference as required by the 1933 Act and the rules thereunder.
     7. The statements in the Prospectus under the heading “Description of Capital Stock” and in the Registration Statement in Item 15, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, to the extent required by the 1933 Act and the rules thereunder, in all material respects, such legal matters, agreements or documents as of the date stated therein.
     8. The Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b).
     9. The Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the rules thereunder. Each document filed by the Company pursuant to the 1934 Act and incorporated by reference into the Registration Statement, the Preliminary Prospectus or the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) complies as to form in all material respects with the applicable requirements of the 1934 Act and the rules thereunder.
     10. The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.
     11. The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the 1940 Act.
     12. No consent, approval, authorization or filing with or order of any U.S. Federal or California court or governmental agency or body in the United States having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the 1933 Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Agreement and in the Prospectus, or under the bylaws, rules and regulations of the NASD.
     13. The issue and sale of the Securities pursuant to the Agreement will not result in a breach or violation of (i) the charter or bylaws of the Company; (ii) the terms of any Material Contract; or (iii) to our knowledge, any statute, law, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or any order, writ, judgment, injunction, decree, or award that has been entered against the Company or any of its properties and of which we are aware.
     14. To our knowledge, (i) except as set forth in the Prospectus, no holders of securities of the Company have rights to require the registration under the 1933 Act of resales of such securities and (ii) all rights known to us to register the resales of shares of common stock or other securities of the Company, because of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated thereby, been waived or such rights have expired by reason of lapse of time following notification of the Company’s intent to file the Registration Statement.
***********************
In connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company and with its certified public accountants, as well as with representatives of the Underwriters and their counsel. At such conferences, the contents of the Registration Statement and the Prospectus and related matters were discussed. We participated on a limited basis in the preparation of the reports filed by the Company with the Commission that are incorporated by reference in the Registration Statement (the “Exchange Act Reports”). During the course of the preparation of the Registration Statement and Prospectus we reviewed the Exchange Act Reports and participated in conferences with you and your counsel and with officers and other representatives of the Company at which the contents of the Exchange Act Reports were discussed. We have not independently verified, and accordingly are not confirming and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent set forth in paragraphs 3, 5 and 7 above. On the basis of the foregoing, no facts have come to our attention that have caused us to believe: (i) that the Registration Statement (except as to the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, as to which we express no comment), at the date and time that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the General Disclosure Package (except as to the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, as to which we express no comment) all considered together as of the Applicable Time contained or contains any untrue statement of material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) that the Prospectus (including the Exchange Act Reports incorporated by reference therein) (except as to the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, as to which we express no comment) as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
This opinion is intended for the sole benefit of the several Underwriters and may not be made available to or relied upon by any other person, firm or entity without our prior written consent. This opinion is limited to the matters expressly set forth in this letter, and no opinion has been implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law that may hereafter occur.

Exhibit B
Opinion of Hyman, Phelps & McNamara, P.C.
     We have reviewed and relied upon only the following materials:
     1. Information in the Registration Statement and Prospectus pertaining to FDA and DEA regulatory matters under the following captions (collectively referred to herein as the “Designated Regulatory Provisions”):
     (a) “Risk Factors—Unless our preclinical studies demonstrate the safety of our product candidates, we will not be able to commercialize our product candidates,” “—Preclinical studies indicated possible adverse impact of pulmonary delivery of AZ-001”, “—Failure or delay in commencing or completing clinical trials for our product candidates could harm our business”, “—If our product candidates do not meet safety and efficacy endpoints in clinical trials, they will not receive regulatory approval, and we will be unable to market them”, “—Regulatory authorities may not approve our product candidates even if they meet safety and efficacy endpoints in clinical trials”, “—Our product candidates will remain subject to ongoing regulatory review even if they receive marketing approval. If we fail to comply with continuing regulations, we could lose these approvals, and the sale of any future products could be suspended”, “—We rely on third parties to conduct our preclinical studies and our clinical trials. If these third parties do not perform as contractually required or expected, we may not be able to obtain regulatory approval for our product candidates, or we may be delayed in doing so”, “—Problems with the third parties that manufacture the active pharmaceutical ingredients in our product candidates may delay our clinical trials or subject us to liability”, “—If we experience problems with the manufacturers of components of our product candidates, our development programs may be delayed or we may be subject to liability”, “—AZ-001 and other product candidates that we may develop may require expensive carcinogenicity tests”, “—Our product candidates AZ-002 and AZ-003 contain drug substances which are regulated by the U.S. Drug Enforcement Administration. Failure to comply with applicable regulations could harm our business”; (b) “Business—Government Regulation” (collectively referred to herein as the “Designated Regulatory Provisions”).
     2. The Officer’s Certificate, dated ___, signed by ___, certifying certain facts relating to the Company (the “Officer’s Certificate”) and attached here as Attachment A.
     3. Copies of the documents listed in Attachment B, which were provided to us by the Company and which the Company identified as responsive to our request for all material documents pertaining to the Designated Regulatory Provisions.
     We have assumed with your approval the accuracy and completeness of all statements of fact relating to the Company and the status of its products and, except as set forth above, you have not asked us to make, and we have not made, any independent investigations with regard to such matters for purposes of rendering the opinions herein. We have also assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all

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signatures, the authenticity of the documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that with respect to the laws identified above, all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies or self regulatory bodies, applicable to this opinion letter, are generally available to lawyers practicing in the area of the Health Care Laws and are in a format that makes legal research reasonably feasible.
     Further, we have not independently verified, nor do we take any responsibility for, or are we in any way addressing, any statements of belief attributable to the Company or whether or not the Company is in compliance with the Health Care Laws.
     This opinion is to the best of our knowledge and is based solely on matters of law as they pertain to Health Care Laws, as implemented by FDA and DEA, and we express no opinion as to any other federal, state, local or foreign laws, statutes, regulations or ordinances.
     Based on, subject to, and limited by the foregoing, we are of the opinion that:
(i) Insofar as the statements in the Designated Regulatory Provisions purport to describe or summarize applicable provisions of the Health Care Laws, such statements are accurate in all material respects, subject to any qualifications set forth therein; and
(ii) Nothing has come to our attention which causes us to believe that the Designated Regulatory Provisions, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
This opinion letter is given as of the date hereof and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. No one other than the addressee hereof is entitled to rely on this opinion. This opinion is rendered solely for purposes of the Offering and should not be relied upon for any other purpose. Nothing herein should be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

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Exhibit C
Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
     We are of the opinion that:
     (i) With respect to the Patent Rights, unless otherwise indicated in Schedule A, to our knowledge, they are owned by the Company in that either (a) an assignment from the Company inventor(s) to the Company has been recorded in the United States Patent and Trademark Office (the “Patent Office”), or (b) the Company inventor(s) are under obligation of assignment to the Company.
     (ii) A detailed analysis of the validity of a United States patent usually requires detailed study of the patent application that gave rise to the patent, the file history, extensive searches to identify pertinent prior art, as well as interviews with the inventor(s) of the patent, the attorney(ies) responsible for prosecuting the patent, and technical experts. We have not performed a detailed validity analysis of any of the Company’s patents. Predicting the outcome of patent prosecution or litigation proceedings regarding the validity or enforceability of patents necessarily involves factual and legal uncertainties and other factors that are not fully discernable at present and that may have material effect on the outcome. Subject to the foregoing, we have not concluded that the Company’s patents set forth in Schedule A would be found invalid or unenforceable in the United States.
     (iii) To our knowledge, there are no pending claims to any inventorship interest, ownership interest or lien on any of the Patent Rights by any party other than the Company.
     (iv) Except as disclosed in the Prospectus, to our knowledge, (a) the Company has not received any claim of infringement of any United States patents held by third parties, and (b) there is no pending action, suit, proceeding or claim by third parties that the Company is infringing any United States patents held by third parties.
     (v) To our knowledge, there are no legal or governmental proceedings pending in the United States challenging the rights of the Company in or to, or challenging the scope of, the Patent Rights, other than the Patent Office’s review of pending applications for patents.
     (vi) To our knowledge, there is no inventorship challenge for claim of priority or interference which has been declared by the Patent Office with respect to the Patent Rights.
Although we do not assume any responsibility for the accuracy, completeness or fairness of statements contained in the Intellectual Property Portions, no facts have come to our attention during such review and discussions that have caused us to believe that (i) the Intellectual Property Portions of the Registration Statement, at the time such Registration Statement became effective, or as of the date hereof, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Intellectual Property Portions of the Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time and the Statutory Prospectus as of the Applicable Time and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, or (iii) the Intellectual Property portions of the Prospectus, as of the date of the Prospectus, or as of the date hereof, as amended or supplemented, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.
Our opinion letter is rendered solely for your benefit in connection with the transaction contemplated by you and the Company, and may not be disclosed or relied on by any other person or entity, or for any other purposes, without our prior written consent.

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Exhibit D
LOCK-UP AGREEMENT
April __, 2007
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Morgan Stanley & Co. Incorporated
Pacific Growth Equities, LLC
RBC Capital Markets Corporation
c/o
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
4 World Financial Center
New York, New York 10080
Re: Proposed Follow-On Public Offering of Alexza Pharmaceuticals, Inc.
Ladies and Gentlemen:
     The undersigned understands that you will act as representatives for a group of underwriters (the “Underwriters”) who propose to enter into a purchase agreement (the “Purchase Agreement”) with Alexza Pharmaceuticals, Inc. (the “Company”) providing for the public offering (the “Offering”) by the Underwriters of common stock of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission.
     In consideration of the Underwriters’ agreement to purchase and make the Offering of the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, from the date hereof and for a period of 90 days after the date of the Purchase Agreement (the “Lock-Up Period”), not to, without the prior written consent of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) (which consent may be withheld in their sole discretion), directly or indirectly, offer for sale, sell, contract to sell, grant any option for the sale of (including without limitation any short sale), pledge (except in accordance with the terms of this paragraph), transfer, establish an open “put equivalent position” within the meaning of Rule 16A-1(h) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”) or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock or any security or instrument related to such Common Stock, options or warrants, whether now owned or hereafter acquired (each, a “Sale”), or publicly announce the undersigned’s intention to do any of the foregoing.
     Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock or any security convertible into shares of Common Stock (i) as a bona fide gift or gifts; (ii) as a distribution to general or limited partners, stockholders or members of the undersigned; (iii) if the undersigned is a corporation, to an affiliate or affiliates of the corporation; or (iv) by will or intestate succession to the undersigned’s immediate family or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family; provided, however, that in the case of any transfer pursuant to clauses (i), (ii), (iii) or (iv):
          (a) the undersigned provides prior written notice of such gift, pledge, distribution or transfer to Merrill Lynch and Morgan Stanley;
          (b) each donee, pledgee, distributee or transferee (as the case may be) executes an agreement stating that such party is bound by the restrictions set forth herein;
          (c) any such transfer does not involve a disposition for value; and
          (d) such transfer is not required to be reported, and the undersigned does not otherwise voluntarily report such transfer, in any public report or filing with the Securities and Exchange Commission (except for transfers which may be reported by the undersigned on an annual statement on Form 5).
     For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     Notwithstanding anything to the contrary contained herein, shares of Common Stock acquired in open market transactions after the date of the Purchase Agreement shall not be subject to this Lock-Up Agreement.
     In addition, Merrill Lynch and Morgan Stanley, on behalf of the Underwriters, hereby consent to (i) the establishment by the undersigned of a plan or arrangement that is intended to satisfy the affirmative defense conditions set forth in Rule 10b5-1(c) of the Exchange Act and pursuant to which the undersigned will arrange for sales of securities of the Company (the “10b5-1 Plan”) and (ii) the announcement by the Company or the undersigned of such 10b5-1 Plan during the Lock-Up Period; provided, however, that in no event shall the undersigned be able to complete a Sale of securities of the Company pursuant to such 10b5-1 Plan prior to the expiration of the Lock-Up Period.
     Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), if (i) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company is publicly announced or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless Merrill Lynch and Morgan Stanley waive, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any waiver of the extension of the Lock-Up Period, if any, pursuant to the previous paragraph will be delivered by Merrill Lynch and Morgan Stanley to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.
     Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned except in compliance with this Lock-Up Agreement.
     In addition, the undersigned agrees that it will not, without the prior written consent of Merrill Lynch and Morgan Stanley, during the Lock-Up Period, as may be extended pursuant to the terms of this Lock-Up Agreement, make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock.
     The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this Lock-Up Agreement in carrying out the Offering and in entering into underwriting arrangements with respect to the Offering. This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. If (i) the Purchase Agreement terminates or is terminated prior to the payment for and delivery of the shares proposed for sale under the Registration Statement, (ii) the Company notifies you in writing that it does not intend to proceed with the Offering or (iii) the Purchase Agreement is not executed within one (1) year from the date of this Lock-Up Agreement, this Lock-Up Agreement shall terminate immediately upon such date and be of no further force and effect.
[THE REST OF THIS PAGE INTENTIONALLY BLANK]

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Signature:

(Indicate capacity of person signing if signing as custodian or trustee or on behalf of an entity)

Address:

Accepted as of the date
first set forth above:
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Morgan Stanley & Co. Incorporated
Pacific Growth Equities, LLC
RBC Capital Markets Corporation

By: Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated	By: Morgan Stanley & Co. Incorporated

By:	By:

Name:	Name:

Title:	Title:

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